SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2004

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive, 11th Floor

New Haven, Connecticut 06511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 401-3330

Item 5. Other Events and Regulation FD Disclosure.

On June 3, 2004, the Registrant issued a press release announcing a license and collaboration agreement with TopoTarget A/S, Copenhagen, Denmark, to develop and commercialize PXD101, a novel histone deacetylase (HDAC) inhibitor for the treatment of solid and hematological cancers. PXD101 is currently in a Phase I clinical trial in patients with advanced solid tumors and is one of the most advanced HDAC inhibitors in development. HDAC inhibitors are a new class of potential anti-cancer agents that have shown promise in preclinical and clinical studies. The two companies will also work together to identify additional candidates from TopoTarget’s extensive HDAC inhibitor library for clinical development in the treatment of cancer and inflammatory diseases.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c) The following exhibit is filed with this report:

Exhibit Number	Description
99.1	Press release of Registrant dated June 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION (Registrant)

Date: June 4, 2004	By:	/s/ David M. Wurzer
Name: David M. Wurzer Title: Executive Vice President and Chief Financial Officer